Exhibit (j)(1)

CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the incorporation by reference into the Prospectuses and Statements of Additional Information in Post-Effective Amendment No. 105 to the Registration Statement on Form N-1A of Fidelity Union Street Trust: Fidelity Export and Multinational Fund, Spartan Arizona Municipal Income Fund, Spartan Maryland Municipal Income Fund, and Spartan Short-Intermediate Income Fund of our reports dated October 6, 2000 on the financial statements and financial highlights included in the August 31, 2000 Annual Reports to Shareholders of Fidelity Export and Multinational Fund, Spartan Arizona Municipal Income Fund, Spartan Maryland Municipal Income Fund, and Spartan Short-Intermediate Income Fund.

We further consent to the references to our Firm under the headings "Financial Highlights" in the Prospectuses and "Auditor" in the Statements of Additional Information.

____________________________	/s/PricewaterhouseCoopers LLP
PricewaterhouseCoopers LLP

Boston, Massachusetts
October 17, 2000